CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 27, 2001, relating to the financial statements of Woodland Hatchery, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

JONES SIMKINS LLP

Salt Lake City, Utah

October 29, 2001